Exhibit 99.1
Oct. 17, 2011 18:05 UTC
Nuance Issues Preliminary Fourth Quarter Fiscal 2011 Financial Results
BURLINGTON, Mass.—(BUSINESS WIRE)— Nuance Communications, Inc. (Nasdaq: NUAN) today announced preliminary revenue, EPS and cash flow from operations results for the fourth quarter fiscal 2011, ended September 30, 2011.
Based on preliminary financial data, Nuance expects Q4 11 non-GAAP revenues between $396 million and $400 million; GAAP revenues between $363 million and $367 million; non-GAAP EPS between $0.41 and $0.42 per diluted share; GAAP EPS between ($0.05) and ($0.03) per diluted share; and cash flow from operations of approximately $90 million. The preliminary expectations are subject to revision until the Company reports final Q4 11 results on November 22, 2011.
“Year-over-year growth in our mobile, imaging and healthcare businesses, as well as improving trends in our enterprise business, helped to produce strong results in the quarter,” said Tom Beaudoin, chief financial officer at Nuance. “We maintained strict focus on our operations and strategic investments while achieving our revenue goals.”
On August 9, 2011, Nuance provided initial guidance for Q4 11 of non-GAAP revenues between $380 and $395 million; GAAP revenues between $355.3 and $370.3 million; non-GAAP EPS between $0.38 and $0.41; and GAAP EPS between ($0.07) and ($0.04).
Nuance to Host Fourth Quarter Conference Call on November 22, 2011
The Company will release results for its fiscal fourth quarter ended September 30, 2011, after the market close on Tuesday, November 22, 2011. Nuance will provide a copy of prepared conference call remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts additional time and detail for analyzing Nuance’s results. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
The conference call will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1085 or (612) 288-0337 at least five minutes prior to the call and referencing code 219585. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 219585.
About Nuance Communications
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding Nuance’s preliminary revenue, EPS and cash flow from operations results for the fourth quarter fiscal 2011, and improvements in healthcare, mobile and imaging revenue constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should be considered to be forward-looking statements. There are number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressures; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2010 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2011 and 2010, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy, Equitrac and SVOX for the three and twelve months ended September 30, 2011, that would otherwise have been recognized but for the purchase accounting treatment of this transaction. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.
Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into three IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all of the intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreements. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended
	September 30,2011
	Low	High
GAAP revenue	$363,000	$367,000
Acquisition-related adjustment — revenue	33,000	33,000

Non-GAAP revenue	$396,000	$400,000

GAAP net loss per share	$(0.05)	$(0.03)
Acquisition-related adjustment — revenue	0.10	0.10
Acquisition-related adjustment — cost of revenue	(0.01)	(0.01)
Acquisition-related costs, net	0.03	0.03
Cost of revenue from amortization of intangible assets	0.05	0.05
Amortization of intangible assets	0.08	0.07
Non-cash stock-based compensation	0.12	0.12
Non-cash interest expense	0.01	0.01
Non-cash income taxes	0.04	0.04
Costs associated with IP collaboration agreements	0.02	0.02
Restructuring and other charges, net	0.02	0.02
Change in fair value of share-based instruments	0.00	0.00

Non-GAAP net income per share	$0.41	$0.42

Shares used in computing GAAP and non-GAAP net income per share:

Weighted average common shares: basic	306,500	306,500

Weighted average common shares: diluted	320,000	320,000

Contacts
Nuance Communications, Inc.
For Press and Investors
Richard Mack, 781-565-5000
richard.mack@nuance.com
or
For Investors
Kevin Faulkner, 408-992-6100
kevin.faulkner@nuance.com
Source: Nuance Communications, Inc.

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